                         ALTERNATIVE LOAN TRUST 2006-46
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                              (COUNTRYWIDE(R) LOGO)

                                  $296,399,437

                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                             DATED DECEMBER 27, 2006

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-46

            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JANUARY 25, 2007

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus:

              INITIAL CLASS
               CERTIFICATE
             BALANCE/INITIAL
                 NOTIONAL      PASS-THROUGH
                AMOUNT (1)       RATE (2)
             ---------------   ------------
Class A-1    $100,000,000          6.00%
Class A-2    $ 58,490,900        Floating
Class A-3    $ 58,490,900(3)     Floating
Class A-4    $ 45,282,000          6.00%
Class A-5    $ 14,793,000          6.00%
Class A-6    $ 18,893,000          6.00%
Class A-7    $ 20,644,000          6.00%
Class A-8    $ 20,948,000          6.00%

              INITIAL CLASS
               CERTIFICATE
             BALANCE/INITIAL
                 NOTIONAL      PASS-THROUGH
                AMOUNT (1)       RATE (2)
             ---------------   ------------
Class A-9    $  1,836,000          6.00%
Class A-10   $    290,000          6.00%
Class X      $211,486,794(3)     Variable
Class PO     $  2,772,437           (4)
Class A-R    $        100          6.00%
Class M      $  7,500,000          6.00%
Class B-1    $  2,850,000          6.00%
Class B-2    $  2,100,000          6.00%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method for calculating their pass-through rates and their initial ratings, are listed in the tables under "Summary -- Description of the Certificates" of this free writing prospectus.

(3) The Class A-3 and Class X Certificates are interest only notional amount certificates. The initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of the certificates offered.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

                                     SUMMARY

ISSUING ENTITY

Alternative Loan Trust 2006-46, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of December 1, 2006 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about December 28, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of 40-year conventional fixed-rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance                    $299,999,588
Geographic Concentrations in excess of 10%:
   California                                                 49.84%
Weighted Average Original LTV Ratio                           70.68%
Weighted Average Mortgage Rate                                6.525%
Range of Mortgage Rates                             5.375% to 8.625%
Average Current Principal Balance                          $270,514
Range of Current Principal Balances           $32,990 to $1,419,778
Weighted Average Remaining Term to Maturity              480 months
Weighted Average FICO Credit Score                              709

See "The Mortgage Pool" in this free writing prospectus.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                             INITIAL                                                     INITIAL
                        CLASS CERTIFICATE                                   INITIAL       RATING     INITIAL
                         BALANCE/INITIAL                                     RATING     (MOODY'S)     RATING
        CLASS          NOTIONAL AMOUNT (1)              TYPE              (FITCH) (2)      (2)      (S&P) (2)
--------------------   -------------------   --------------------------   -----------   ---------   ---------
OFFERED CERTIFICATES
Class A-1                 $100,000,000        Senior/Fixed Pass-Through       AAA          Aaa         N/R
                                                        Rate

Class A-2                 $ 58,490,900             Senior/Floating            AAA          Aaa         AAA
                                                 Pass-Through Rate/
                                               Companion/Super Senior

Class A-3                 $ 58,490,900         Senior/Inverse Floating        AAA          Aaa         N/R
                                             Pass-Through Rate/Notional
                                                Amount/Interest Only

Class A-4                 $ 45,282,000        Senior/Fixed Pass-Through       AAA          Aaa         N/R
                                             Rate/Planned Balance/Super
                                                       Senior

Class A-5                 $ 14,793,000        Senior/Fixed Pass-Through       AAA          Aaa         N/R
                                             Rate/Planned Balance/Super
                                                       Senior

Class A-6                 $ 18,893,000        Senior/Fixed Pass-Through       AAA          Aaa         N/R
                                             Rate/Planned Balance/Super
                                                       Senior

Class A-7                 $ 20,644,000        Senior/Fixed Pass-Through       AAA          Aaa         N/R
                                             Rate/Planned Balance/Super
                                                       Senior

Class A-8                 $ 20,948,000        Senior/Fixed Pass-Through       AAA          Aaa         N/R
                                             Rate/Planned Balance/Super
                                                       Senior

Class A-9                 $  1,836,000        Senior/Fixed Pass-Through       AAA          Aaa         N/R
                                                    Rate/Planned
                                                   Balance/Support

Class A-10                $    290,000        Senior/Fixed Pass-Through       AAA          Aaa         N/R
                                               Rate/Companion/Support

Class X                   $211,486,794            Senior/ Variable            AAA          Aaa         N/R
                                                 Pass-Through Rate/
                                              Notional Amount/ Interest
                                                        Only

Class PO                  $  2,772,437         Senior/ Principal Only         AAA          Aaa         N/R

Class A-R                 $        100       Senior/ Fixed Pass-Through       AAA          Aaa         N/R
                                                   Rate/ Residual

Class M                   $  7,500,000        Subordinate/ Fixed Pass-         AA          N/R         N/R
                                                    Through Rate

Class B-1                 $  2,850,000        Subordinate/ Fixed Pass-         A           N/R         N/R
                                                    Through Rate

Class B-2                 $  2,100,000        Subordinate/ Fixed Pass-        BBB          N/R         N/R
                                                    Through Rate

                             INITIAL                                                     INITIAL
                        CLASS CERTIFICATE                                   INITIAL       RATING     INITIAL
                         BALANCE/INITIAL                                     RATING     (MOODY'S)     RATING
        CLASS          NOTIONAL AMOUNT (1)              TYPE              (FITCH) (2)      (2)      (S&P) (2)
--------------------   -------------------   --------------------------   -----------   ---------   ---------
NON-OFFERED
CERTIFICATES (3)
Class B-3                 $  1,500,000        Subordinate/ Fixed Pass-
                                                    Through Rate

Class B-4                 $  1,050,000        Subordinate/ Fixed Pass-
                                                    Through Rate

Class B-5                 $  1,050,150        Subordinate/ Fixed Pass-
                                                    Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                              INTEREST
                                                               ACCRUAL
    CLASS      PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD   CONVENTION
------------   -----------------   -----------------------   ----------
OFFERED
CERTIFICATES
Class A-1            6.00%            calendar month (1)     30/360 (2)
Class A-2      LIBOR + 0.52% (3)             (4)             30/360 (2)
Class A-3      5.48% - LIBOR (3)             (4)             30/360 (2)
Class A-4            6.00%            calendar month (1)     30/360 (2)
Class A-5            6.00%            calendar month (1)     30/360 (2)
Class A-6            6.00%            calendar month (1)     30/360 (2)
Class A-7            6.00%            calendar month (1)     30/360 (2)
Class A-8            6.00%            calendar month (1)     30/360 (2)
Class A-9            6.00%            calendar month (1)     30/360 (2)
Class A-10           6.00%            calendar month (1)     30/360 (2)
Class PO              (5)                    N/A                N/A
Class X               (6)             calendar month (1)     30/360 (2)
Class A-R            6.00%            calendar month (1)     30/360 (2)
Class M              6.00%            calendar month (1)     30/360 (2)
Class B-1            6.00%            calendar month (1)     30/360 (2)
Class B-2            6.00%            calendar month (1)     30/360 (2)

NON-OFFERED
CERTIFICATES
Class B-3            6.00%            calendar month (1)     30/360 (2)
Class B-4            6.00%            calendar month (1)     30/360 (2)
Class B-5            6.00%            calendar month (1)     30/360 (2)

----------
(1) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30 day months.

(3) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR.".

(4) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(5) The Class PO Certificates are principal only certificates and will not accrue any interest.

(6) The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

       DESIGNATION            CLASSES OF CERTIFICATES
-------------------------   ---------------------------
   Senior Certificates      Class A, Class PO and Class
                                  X Certificates

Subordinated Certificates       Class M and Class B
                                   Certificates

  Class A Certificates      Class A-1, Class A-2, Class
                            A-3, Class A-4, Class A-5,
                            Class A-6, Class A-7, Class
                            A-8, Class A-9, Class A-10
                            and Class A-R Certificates

  Class B Certificates         Class B-1, Class B-2,
                             Class B-3, Class B-4 and
                              Class B-5 Certificates

   LIBOR Certificates         Class A-2 and Class A-3
                                   Certificates

     Notional Amount           Class A-3 and Class X
      Certificates                 Certificates

  Offered Certificates      Senior Certificates, Class
                            M, Class B-1 and Class B-2
                                   Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

CLASS A-R CERTIFICATES

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" n this free writing prospectus.

DISTRIBUTION DATES

Beginning on January 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in February 2047. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the tables under "Summary -- Description of the Certificates" of this free writing prospectus.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest that was not paid on prior distribution dates; less

- any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

See "Description of the Certificates -- Interest" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS:

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all senior and subordinate classes entitled to receive distributions of or interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

See "Description of the Certificates -- Interest" and "--Allocation of Interest Shortfalls" in this free writing prospectus.

CORRIDOR CONTRACT

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of an interest rate corridor contract.

Payments under the corridor contract will be made to the Class A-2 Certificates, pursuant to the formula described in "Description of the Certificates --The Corridor Contract" and "The Corridor Contract Reserve Fund" in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the Class PO Certificates; and

- in the case of principal prepayments the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

See "Description of the Certificates -- Principal" in this free writing prospectus.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans;

- partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

SOURCE AND PRIORITY OF DISTRIBUTIONS:

The master servicing fee and any additional servicing compensations will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Description of the Certificates --Priority of Distributions Among Certificates" in this free writing prospectus.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

-    any remaining available amounts, to the Class A-R Certificates.

Principal

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

     (1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

     (2) concurrently,

     (a) 35.5647992420%, to the Class A-1 Certificates, until its class certificate balance is reduced to zero; and

     (b) 64.4352007580%, in the following order:

          (i) to the Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under "Principal Balance Schedule" in this free writing prospectus), concurrently:

               (A) 98.4999509788% sequentially, to the Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               (B) 1.5000490212% to the Class A-9 Certificates, until its class certificate balance is reduced to zero;

          (ii) concurrently, to the Class A-2 and Class A-10 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

          (iii) to the Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates, without regard to their aggregate planned balance for that distribution date, concurrently:

               (A) 98.4999509788% sequentially, to the Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               (B) 1.5000490212% to the Class A-9 Certificates, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

- available funds remaining after distribution of interest on the senior certificates; and

- a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

- the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the non-PO percentage of any realized losses will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero, and

     - second, concurrently, to the classes of Class A Certificates (other than the notional amount certificates), pro rata, based upon their respective class certificate balances, except that the non PO percentage of any realized losses that would otherwise be allocated
          (i) to the Class A-2 Certificates will instead be allocated to the Class A-10 Certificates, until its class certificate balance is reduced to zero and (ii) to the Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates will instead be allocated, pro rata, to the Class A-9 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Losses."

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," the senior prepayment percentage (which determines the allocation of the principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates) for at least the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in this free writing prospectus.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers will be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-2 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, corridor contract and corridor contract reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class A-2 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or a statutory exemption.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                THE MORTGAGE POOL

                                MORTGAGE RATES(1)

                                                                                  WEIGHTED
                                                                                  AVERAGE                      WEIGHTED
                                   AGGREGATE                       AVERAGE       REMAINING                     AVERAGE
                    NUMBER OF      PRINCIPAL      PERCENT OF      PRINCIPAL       TERM TO      WEIGHTED        ORIGINAL
                     MORTGAGE       BALANCE        MORTGAGE        BALANCE        MATURITY   AVERAGE FICO   LOAN-TO-VALUE
MORTGAGE RATE (%)     LOANS       OUTSTANDING        POOL      OUTSTANDING ($)    (MONTHS)   CREDIT SCORE     RATIO (%)
-----------------   ---------   ---------------   ----------   ---------------   ---------   ------------   -------------
5.375............         1     $    105,700.00       0.04%       105,700.00        480           640           77.15
5.500............         7        2,198,986.94       0.73        314,140.99        479           731           71.30
5.625............        11        2,238,683.23       0.75        203,516.66        480           723           69.57
5.635............         1          115,200.00       0.04        115,200.00        480           725           90.00
5.735............         1           74,295.96       0.02         74,295.96        473           663           84.77
5.750............        18        5,411,106.33       1.80        300,617.02        480           708           63.83
5.760............         1          250,000.00       0.08        250,000.00        480           766           87.72
5.875............        39       10,160,674.81       3.39        260,530.12        480           719           63.07
5.885............         1          325,000.00       0.11        325,000.00        480           654           88.08
5.990............         1          203,897.28       0.07        203,897.28        479           704           43.40
6.000............        58       14,900,436.33       4.97        256,904.07        480           713           63.62
6.010............         2          752,404.43       0.25        376,202.22        479           664           89.60
6.020............         1          201,911.55       0.07        201,911.55        479           709           87.83
6.080............         1          233,490.00       0.08        233,490.00        480           773           88.11
6.125............        52       13,961,770.52       4.65        268,495.59        480           727           64.86
6.130............         1          220,806.00       0.07        220,806.00        480           759           94.00
6.160............         1          127,000.00       0.04        127,000.00        480           649           89.44
6.225............         1          110,200.00       0.04        110,200.00        480           682           95.00
6.245............         1          213,300.00       0.07        213,300.00        480           719           90.00
6.250............       132       36,560,738.16      12.19        276,975.29        480           710           68.05
6.255............         1          147,191.90       0.05        147,191.90        479           790           95.00
6.260............         1          250,750.00       0.08        250,750.00        480           648           85.00
6.335............         1          297,500.00       0.10        297,500.00        480           653           85.00
6.360............         1          176,000.00       0.06        176,000.00        480           732           83.81
6.375............       146       40,816,076.44      13.61        279,562.17        480           713           69.24
6.385............         2          467,397.02       0.16        233,698.51        479           679           88.25
6.500............       166       48,865,339.63      16.29        294,369.52        479           713           70.26
6.510............         3        1,005,739.04       0.34        335,246.35        480           699           88.72
6.535............         2          615,900.00       0.21        307,950.00        480           671           85.57
6.585............         1          139,000.00       0.05        139,000.00        480           761           82.74
6.620............         1          248,000.00       0.08        248,000.00        480           772           89.86

                                                                                  WEIGHTED
                                                                                  AVERAGE                      WEIGHTED
                                   AGGREGATE                       AVERAGE       REMAINING                     AVERAGE
                    NUMBER OF      PRINCIPAL      PERCENT OF      PRINCIPAL       TERM TO      WEIGHTED        ORIGINAL
                     MORTGAGE       BALANCE        MORTGAGE        BALANCE        MATURITY   AVERAGE FICO   LOAN-TO-VALUE
MORTGAGE RATE (%)     LOANS       OUTSTANDING        POOL      OUTSTANDING ($)    (MONTHS)   CREDIT SCORE     RATIO (%)
-----------------   ---------   ---------------   ----------   ---------------   ---------   ------------   -------------
6.625............       124       32,269,252.02      10.76        260,235.90        479           706           71.20
6.635............         1          206,190.00       0.07        206,190.00        480           708           87.00
6.660............         1           92,664.68       0.03         92,664.68        479           645           90.00
6.750............       133       35,362,308.57      11.79        265,882.02        480           707           73.58
6.860............         1          220,500.00       0.07        220,500.00        480           666           90.00
6.875............        72       18,297,088.96       6.10        254,126.24        479           697           70.29
6.880............         1          137,750.00       0.05        137,750.00        480           635           95.00
6.885............         1          148,397.90       0.05        148,397.90        478           651           90.00
6.960............         1          132,905.00       0.04        132,905.00        480           647           94.94
7.000............        25        6,327,023.85       2.11        253,080.95        480           706           74.75
7.025............         1           74,100.00       0.02         74,100.00        480           667           95.00
7.060............         1          168,300.00       0.06        168,300.00        480           672           90.00
7.120............         1          223,000.00       0.07        223,000.00        480           722           89.20
7.125............        23        6,393,703.20       2.13        277,987.10        479           710           76.42
7.130............         1          207,000.00       0.07        207,000.00        480           623           94.09
7.135............         2          262,363.87       0.09        131,181.94        480           684           93.44
7.160............         1          460,536.74       0.15        460,536.74        477           695           87.81
7.210............         1          305,796.97       0.10        305,796.97        478           679           85.00
7.250............        13        3,488,587.09       1.16        268,352.85        480           706           83.46
7.260............         1          238,500.00       0.08        238,500.00        480           648           90.00
7.375............        12        3,424,047.30       1.14        285,337.28        480           684           79.03
7.385............         1          168,250.02       0.06        168,250.02        479           706           90.00
7.500............        15        4,487,368.66       1.50        299,157.91        480           688           77.43
7.625............         4        1,092,483.54       0.36        273,120.89        480           667           75.30
7.750............         4        1,038,685.05       0.35        259,671.26        480           650           70.44
7.875............         4        1,810,366.94       0.60        452,591.74        480           698           79.83
8.000............         1           59,200.00       0.02         59,200.00        480           668           80.00
8.125............         2          305,600.00       0.10        152,800.00        480           675           76.07
8.250............         3        1,041,350.00       0.35        347,116.67        480           682           84.64
8.375............         1           45,000.00       0.02         45,000.00        480           657           75.00
8.625............         1          116,772.12       0.04        116,772.12        479           665           80.00
                      -----     ---------------     ------
   Total.........     1,109     $299,999,588.05     100.00%
                      =====     ===============     ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans (as so adjusted) was approximately 6.511% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans was approximately 6.525% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                     WEIGHTED             WEIGHTED
                                                                               AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                   PERCENT    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
RANGE OF                            NUMBER OF      AGGREGATE         OF        BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
CURRENT MORTGAGE                     MORTGAGE  PRINCIPAL BALANCE  MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PRINCIPAL BALANCES ($)           LOANS       OUTSTANDING       POOL         ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------------         ---------  -----------------  --------  ------------  --------  ---------  --------  ---------
0.01 - 50,000.00 .................        3     $    122,863.39      0.04%     40,954.46    7.659      477        702      46.63
50,000.01 - 100,000.00 ...........       65        5,323,432.18      1.77      81,898.96    6.655      479        707      57.39
100,000.01 - 150,000.00 ..........      158       19,946,144.71      6.65     126,241.42    6.512      479        695      64.33
150,000.01 - 200,000.00 ..........      188       33,097,167.16     11.03     176,048.76    6.540      480        708      67.72
200,000.01 - 250,000.00 ..........      184       41,819,632.15     13.94     227,280.61    6.507      479        705      68.81
250,000.01 - 300,000.00 ..........      133       36,558,983.00     12.19     274,879.57    6.504      480        705      71.15
300,000.01 - 350,000.00 ..........      107       34,669,122.54     11.56     324,010.49    6.468      479        708      72.25
350,000.01 - 400,000.00 ..........       92       34,862,949.03     11.62     378,945.10    6.528      480        713      70.86
400,000.01 - 450,000.00 ..........       46       19,543,732.91      6.51     424,863.76    6.490      480        720      71.31
450,000.01 - 500,000.00 ..........       55       25,999,132.28      8.67     472,711.50    6.486      480        702      74.53
500,000.01 - 550,000.00 ..........       35       18,365,067.28      6.12     524,716.21    6.505      480        726      75.93
550,000.01 - 600,000.00 ..........       15        8,605,987.83      2.87     573,732.52    6.598      479        706      74.93
600,000.01 - 650,000.00 ..........       13        8,248,327.20      2.75     634,486.71    6.793      479        696      72.70
650,000.01 - 700,000.00 ..........        4        2,712,000.00      0.90     678,000.00    6.466      480        730      68.94
700,000.01 - 750,000.00 ..........        1          750,000.00      0.25     750,000.00    6.500      480        733      71.43
750,000.01 - 1,000,000.00 ........        9        7,955,268.39      2.65     883,918.71    6.755      480        726      75.65
1,000,000.01 - 1,500,000.00 ......        1        1,419,778.00      0.47   1,419,778.00    6.500      479        744      71.02
                                      -----     ---------------    ------
   Total .........................    1,109     $299,999,588.05    100.00%
                                      =====     ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans was approximately $270,514.

                              FICO CREDIT SCORES(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                                              AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                   PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                    NUMBER OF      AGGREGATE         OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF                             MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES                    LOANS       OUTSTANDING       POOL        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------                  ---------  -----------------  --------  -----------  --------  ---------  --------  ---------
619 and Below ....................       38     $  8,027,698.85      2.68%   211,255.23    6.330      479        602      60.25
620-639 ..........................       74       19,005,280.57      6.34    256,828.12    6.648      480        630      70.50
640-659 ..........................      114       26,001,148.66      8.67    228,080.25    6.629      480        650      73.06
660-679 ..........................      157       42,507,819.82     14.17    270,750.44    6.605      480        670      71.04
680-699 ..........................      131       36,142,539.17     12.05    275,897.25    6.562      479        690      71.61
700-719 ..........................      145       42,759,116.90     14.25    294,890.46    6.535      480        710      72.94
720 and Above ....................      449      125,280,484.08     41.76    279,021.12    6.455      479        758      69.66
Not Available ....................        1          275,500.00      0.09    275,500.00    7.375      480        N/A      95.00
                                      -----     ---------------    ------
   Total .........................    1,109     $299,999,588.05    100.00%
                                      =====     ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans was approximately 709.

                             DOCUMENTATION PROGRAMS

                                                                                                    WEIGHTED             WEIGHTED
                                                                              AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                   PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                    NUMBER OF      AGGREGATE         OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                                     MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
DOCUMENTATION PROGRAM                 LOANS       OUTSTANDING       POOL        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------               ---------  -----------------  --------  -----------  --------  ---------  --------  ---------
CLUES Plus .......................       19     $  5,038,336.77      1.68%   265,175.62    6.266      480        742      72.56
Full/Alternative .................      589      140,600,743.41     46.87    238,710.94    6.431      479        697      70.03
No Income/No Asset ...............       42        9,618,902.58      3.21    229,021.49    6.727      480        720      66.34
No Ratio .........................       30        9,222,172.13      3.07    307,405.74    6.827      480        715      70.59
Preferred ........................      128       46,166,706.29     15.39    360,677.39    6.442      480        749      69.50
Reduced ..........................      259       79,320,312.84     26.44    306,256.03    6.671      480        704      73.06
Stated Income/Stated Asset .......       42       10,032,414.03      3.34    238,867.00    6.724      479        697      69.63
                                      -----     ---------------    ------
   Total .........................    1,109     $299,999,588.05    100.00%
                                      =====     ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                    WEIGHTED             WEIGHTED
                                                                              AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                   PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                    NUMBER OF      AGGREGATE         OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL                    MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)              LOANS       OUTSTANDING       POOL        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------            ---------  -----------------  --------  -----------  --------  ---------  --------  ---------
50.00 or Less ....................      156     $ 30,192,148.56     10.06%   193,539.41    6.297      479        720      39.70
50.01 to 55.00 ...................       45       10,364,039.86      3.45    230,312.00    6.443      479        719      52.80
55.01 to 60.00 ...................       67       16,409,979.02      5.47    244,925.06    6.384      479        707      57.67
60.01 to 65.00 ...................       85       21,572,336.58      7.19    253,792.20    6.456      479        694      62.44
65.01 to 70.00 ...................      111       31,900,000.81     10.63    287,387.39    6.461      480        709      67.98
70.01 to 75.00 ...................      124       39,484,870.68     13.16    318,426.38    6.463      479        707      72.89
75.01 to 80.00 ...................      435      130,825,275.53     43.61    300,747.76    6.595      480        710      79.50
80.01 to 85.00 ...................       14        3,495,713.43      1.17    249,693.82    6.653      480        685      84.38
85.01 to 90.00 ...................       50       11,397,065.61      3.80    227,941.31    6.904      479        699      88.75
90.01 to 95.00 ...................       22        4,358,157.97      1.45    198,098.09    7.011      480        720      94.20
                                      -----     ---------------    ------
   Total .........................    1,109     $299,999,588.05    100.00%
                                      =====     ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans was approximately 70.68%.

(2) Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                    WEIGHTED             WEIGHTED
                                                                              AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                   PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                    NUMBER OF      AGGREGATE         OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL COMBINED           MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)              LOANS       OUTSTANDING       POOL        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------------          ---------  -----------------  --------  -----------  --------  ---------  --------  ---------
50.00 or Less ....................      154     $ 29,670,441.73      9.89%   192,665.21    6.299      479        720      39.52
50.01 to 55.00 ...................       44       10,164,130.51      3.39    231,002.97    6.444      479        718      52.81
55.01 to 60.00 ...................       66       15,117,348.09      5.04    229,050.73    6.386      479        703      57.56
60.01 to 65.00 ...................       80       20,544,487.38      6.85    256,806.09    6.443      479        696      62.20
65.01 to 70.00 ...................      106       29,859,112.13      9.95    281,689.74    6.464      480        706      67.81
70.01 to 75.00 ...................      115       36,997,551.51     12.33    321,717.84    6.433      479        710      72.39
75.01 to 80.00 ...................      247       71,361,650.83     23.79    288,913.57    6.568      480        704      78.89
80.01 to 85.00 ...................       34       12,173,173.03      4.06    358,034.50    6.630      479        698      79.78
85.01 to 90.00 ...................      105       32,141,568.24     10.71    306,110.17    6.649      480        710      81.92
90.01 to 95.00 ...................       72       19,999,917.33      6.67    277,776.63    6.729      480        715      82.82
95.01 to 100.00 ..................       86       21,970,207.27      7.32    255,467.53    6.717      480        723      79.76
                                      -----     ---------------    ------
   Total .........................    1,109     $299,999,588.05    100.00%
                                      =====     ===============    ======

----------
(1) As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans was approximately 73.95%.

(2) Takes into account any secondary financing on the mortgage loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                                              AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                   PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                    NUMBER OF      AGGREGATE         OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                                     MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
STATE                                 LOANS       OUTSTANDING       POOL        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                               ---------  -----------------  --------  -----------  --------  ---------  --------  ---------
Arizona ..........................       39     $  6,725,959.82      2.24%   172,460.51    6.577      479        699      73.49
California .......................      462      149,528,202.84     49.84    323,654.12    6.446      480        711      67.79
Florida ..........................      117       25,719,901.98      8.57    219,828.22    6.748      480        702      73.95
Hawaii ...........................       18        6,712,887.33      2.24    372,938.19    6.541      480        710      72.26
Maryland .........................       41       12,093,190.44      4.03    294,955.86    6.460      479        691      74.84
Massachusetts ....................       26        6,500,876.74      2.17    250,033.72    6.529      480        690      74.28
Nevada ...........................       31        7,613,507.60      2.54    245,597.02    6.441      480        723      69.77
New Jersey .......................       29        8,458,379.69      2.82    291,668.27    6.629      480        704      74.66
New York .........................       29       10,623,170.27      3.54    366,316.22    6.606      480        713      72.34
Pennsylvania .....................       24        6,341,745.22      2.11    264,239.38    6.775      480        713      73.07
Virginia .........................       30        7,374,432.88      2.46    245,814.43    6.507      479        696      73.94
Washington .......................       41        9,822,243.67      3.27    239,566.92    6.428      480        717      68.02
Other (less than 2%) .............      222       42,485,089.57     14.16    191,374.28    6.640      480        711      75.06
                                      -----     ---------------    ------
   Total .........................    1,109     $299,999,588.05    100.00%
                                      =====     ===============    ======

----------
(1) The Other row in the preceding table includes 33 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.879% of the mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                    WEIGHTED             WEIGHTED
                                                                              AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                   PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                    NUMBER OF      AGGREGATE         OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                                     MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                          LOANS       OUTSTANDING       POOL        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                        ---------  -----------------  --------  -----------  --------  ---------  --------  ---------
Refinance (Cash-Out) .............      678     $177,338,890.36     59.11%   261,561.79    6.508      480        698      66.89
Purchase .........................      255       70,657,776.87     23.55    277,089.32    6.586      480        730      77.86
Refinance (Rate/Term) ............      176       52,002,920.82     17.33    295,471.14    6.502      479        715      73.84
                                      -----     ---------------    ------
   Total .........................    1,109     $299,999,588.05    100.00%
                                      =====     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                    WEIGHTED             WEIGHTED
                                                                              AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                   PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                    NUMBER OF      AGGREGATE         OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                                     MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                         LOANS       OUTSTANDING       POOL        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                       ---------  -----------------  --------  -----------  --------  ---------  --------  ---------
2 to 4 Family Residence ..........       56     $ 18,271,652.92      6.09%   326,279.52    6.592      479        705      65.25
High-rise Condominium ............        4          732,337.01      0.24    183,084.25    7.118      479        670      71.93
Low-rise Condominium .............       56       11,239,329.08      3.75    200,702.31    6.570      479        733      75.35
Planned Unit Development .........      174       49,591,761.25     16.53    285,010.12    6.554      480        723      73.07
Single Family Residence ..........      819      220,164,507.79     73.39    268,821.13    6.509      480        705      70.35
                                      -----     ---------------    ------
   Total .........................    1,109     $299,999,588.05    100.00%
                                      =====     ===============    ======

                               OCCUPANCY TYPES(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                                              AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                   PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                    NUMBER OF      AGGREGATE         OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                                     MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                        LOANS       OUTSTANDING       POOL        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------                      ---------  -----------------  --------  -----------  --------  ---------  --------  ---------
Investment Property ..............       57     $ 12,942,478.15      4.31%   227,061.02    6.690      479        707      64.69
Primary Residence ................    1,032      283,448,697.45     94.48    274,659.59    6.516      480        709      70.92
Secondary Residence ..............       20        3,608,412.45      1.20    180,420.62    6.674      480        729      72.92
                                      -----     ---------------    ------
   Total .........................    1,109     $299,999,588.05    100.00%
                                      =====     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                              WEIGHTED
                                                                              AVERAGE              WEIGHTED   AVERAGE
                                                                   PERCENT   PRINCIPAL   WEIGHTED   AVERAGE   ORIGINAL
                                    NUMBER OF      AGGREGATE         OF       BALANCE     AVERAGE    FICO     LOAN-TO-
REMAINING TERM                       MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  OUTSTANDING  MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)                  LOANS       OUTSTANDING       POOL        ($)      RATE (%)    SCORE   RATIO (%)
--------------                      ---------  -----------------  --------  -----------  --------  --------  ---------
480 ..............................      766     $213,590,478.65     71.20%   278,838.74    6.513      708      71.61
479 ..............................      259       68,001,465.12     22.67    262,553.92    6.510      714      68.30
478 ..............................       43        8,693,316.48      2.90    202,170.15    6.745      696      69.45
477 ..............................       17        4,237,159.71      1.41    249,244.69    6.805      697      70.69
476 ..............................        2          518,966.86      0.17    259,483.43    6.365      746      61.44
475 ..............................        4        1,344,176.05      0.45    336,044.01    6.887      684      76.77
474 ..............................        2          456,368.29      0.15    228,184.15    6.326      655      65.95
473 ..............................        7          984,458.93      0.33    140,636.99    6.534      673      68.43
472 ..............................        2          275,443.31      0.09    137,721.66    6.250      720      66.61
471 ..............................        1          119,527.74      0.04    119,527.74    6.750      804      34.48
470 ..............................        1          647,341.25      0.22    647,341.25    6.875      680      63.41
467 ..............................        1          473,520.52      0.16    473,520.52    6.500      737      70.44
465 ..............................        1          117,907.94      0.04    117,907.94    6.375      782      70.71
463 ..............................        1          223,088.38      0.07    223,088.38    6.250      741      30.00
462 ..............................        1           93,756.39      0.03     93,756.39    6.750      763      70.00
458 ..............................        1          222,612.43      0.07    222,612.43    6.500      809      38.79
                                      -----     ---------------    ------
   Total .........................    1,109     $299,999,588.05    100.00%
                                      =====     ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans was approximately 480 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                    WEIGHTED             WEIGHTED
                                                                              AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                   PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                    NUMBER OF      AGGREGATE         OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
INTEREST-ONLY PERIOD                 MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                              LOANS       OUTSTANDING       POOL        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------                ---------  -----------------  --------  -----------  --------  ---------  --------  ---------
0 ................................    1,043     $275,908,615.69     91.97%   264,533.67    6.522      480        708      70.44
120 ..............................       65       23,849,992.05      7.95    366,922.95    6.560      480        722      73.35
180 ..............................        1          240,980.31      0.08    240,980.31    6.375      478        690      79.80
                                      -----     ---------------    ------
   Total .........................    1,109     $299,999,588.05    100.00%
                                      =====     ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                    WEIGHTED             WEIGHTED
                                                                              AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                   PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                    NUMBER OF      AGGREGATE         OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE                    MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                       LOANS       OUTSTANDING       POOL        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------                   ---------  -----------------  --------  -----------  --------  ---------  --------  ---------
0 ................................    1,034     $279,067,716.82     93.02%   269,891.41    6.512      480        710      70.43
12 ...............................        1          999,530.93      0.33    999,530.93    6.250      479        732      58.82
36 ...............................        2          396,555.64      0.13    198,277.82    7.299      480        674      83.04
60 ...............................       72       19,535,784.66      6.51    271,330.34    6.717      479        696      74.57
                                      -----     ---------------    ------
   Total .........................    1,109     $299,999,588.05    100.00%
                                      =====     ===============    ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-46, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed in the tables under "Summary -- Description of the Certificates" of this free writing prospectus are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

          DESIGNATION                            CLASSES OF CERTIFICATES
----------------------------   ----------------------------------------------------------
     Senior Certificates                Class A, Class PO and Class X Certificates

  Subordinated Certificates                  Class M and Class B Certificates

    Class A Certificates          Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
                                                  Class A-6, Class A-7,
                               Class A-8, Class A-9, Class A-10 and Class A-R Certificates

    Class B Certificates         Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5
                                                       Certificates

     LIBOR Certificates                    Class A-2 and Class A-3 Certificates

Notional Amount Certificates                Class A-3 and Class X Certificates

    Offered Certificates         Senior Certificates and Class M, Class B-1 and Class B-2
                                                       Certificates

The certificates are generally referred to as the following types:

          CLASS                                          TYPE
-------------------------   -------------------------------------------------------------
Class A-1                                  Senior/Fixed Pass-Through Rate

Class A-2                                Senior/Floating Pass-Through Rate/
                                               Companion/Super Senior

Class A-3                        Senior/Inverse Floating Pass-Through Rate/Notional
                                                Amount/Interest Only

Class A-4                    Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior

Class A-5                    Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior

Class A-6                    Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior

Class A-7                    Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior

Class A-8                    Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior

Class A-9                      Senior/Fixed Pass-Through Rate/Planned Balance/Support

          CLASS                                          TYPE
-------------------------   -------------------------------------------------------------
Class A-10                        Senior/Fixed Pass-Through Rate/Companion/Support

Class X                     Senior/ Variable Pass-Through Rate/ Notional Amount/ Interest
                                                        Only

Class PO                                       Senior/ Principal Only

Class A-R                             Senior/ Fixed Pass-Through Rate/ Residual

Subordinated Certificates               Subordinate/ Fixed Pass- Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $283,949,437, and will evidence in the aggregate an initial beneficial ownership interest of approximately 94.65% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

CLASS OF SUBORDINATED      INITIAL BENEFICIAL
    CERTIFICATES           OWNERSHIP INTEREST
------------------------   ------------------
Class M..............             2.50%
Class B-1............             0.95%
Class B-2............             0.70%
Class B-3............             0.50%
Class B-4............             0.35%
Class B-5............             0.35%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses,";

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

NOTIONAL AMOUNT CERTIFICATES

     The Class A-3 and Class X Certificates are notional amount certificates.

     The notional amount of the Class A-3 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class A-2 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates which in the aggregate will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.35%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all substitution adjustment amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will remain uninvested.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    TYPE / RECIPIENT (1)                    AMOUNT                 GENERAL PURPOSE              SOURCE (2)               FREQUENCY
---------------------------   ---------------------------------   ----------------   -------------------------------   -------------
FEES

Master Servicing Fee /        One-twelfth of the Stated           Compensation       Amounts on deposit in the            Monthly
Master Servicer               Principal Balance of each                              Certificate Account
                              mortgage loan multiplied by the                        representing payments of
                              master servicing fee rate (3)                          interest and application of
                                                                                     liquidation proceeds with
                                                                                     respect to that mortgage loan

                              -   All late payment fees,          Compensation       Payments made by obligors with    Time to time
                                  assumption fees and other                          respect to the mortgage loans
                                  similar charges including
                                  prepayment charges

                              -   All investment income           Compensation       Investment income related to         Monthly
                                  earned on amounts on deposit                       the Certificate Account and the
                                  in the Certificate Account                         Distribution Account
                                  and Distribution Account.

                              -   Excess Proceeds (4)             Compensation       Liquidation proceeds and          Time to time
                                                                                     Subsequent Recoveries

Trustee Fee (the "Trustee     One-twelfth of the Trustee Fee      Compensation       Amounts on deposit in the            Monthly
Fee") / Trustee               Rate multiplied by the aggregate                       Certificate Account or the
                              Stated Principal Balance of the                        Distribution Account
                              outstanding mortgage loans. (5)

EXPENSES

Insured expenses / Master     Expenses incurred by the master     Reimbursement of   To the extent the expenses are    Time to time
Servicer                      servicer                            Expenses           covered by an insurance policy
                                                                                     with respect to the mortgage
                                                                                     loan

Servicing Advances / Master   To the extent of funds available,   Reimbursement of   With respect to each mortgage     Time to time
Servicer                      the amount of any Servicing         Expenses           loan, late recoveries of the
                              Advances.                                              payments of the costs and
                                                                                     expenses, liquidation proceeds,
                                                                                     Subsequent Recoveries, purchase
                                                                                     proceeds or repurchase proceeds
                                                                                     for that mortgage loan (6)

Indemnification expenses /    Amounts for which the sellers,      Indemnification    Amounts on deposit on the            Monthly
the sellers, the master       the master servicer and depositor                      Certificate Account.
servicer and the depositor    are entitled to indemnification
                              (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will equal 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2007 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order of priority:

     - to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

     - to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    from any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

     - all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth in the tables under "Summary -- Description of the Certificates" hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                          INITIAL         MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF
CLASS                PASS-THROUGH RATE   PASS-THROUGH RATE     CLASS PASS-THROUGH RATE
-----                -----------------   -----------------   --------------------------
Class A-2.........         5.87%            6.00%/0.52%             LIBOR + 0.52%
Class A-3.........         0.13%            5.48%/0.00%             5.48% - LIBOR

     Class X Certificates

     The pass-through rate of the Class X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.436% per annum.

     Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any interest-bearing class will be equal to the sum of:

          - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

          - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

     For each Distribution Date, on or prior to the Distribution Date on which the Class Certificate Balance of the Class A-2 Certificates has been reduced to zero, in addition to the interest distribution amount described above, the Class A-2 Certificates will also be entitled to receive the yield supplement amount, if any, from amounts on deposit in the Corridor Contract Reserve Fund. See "--The Corridor Contract" in this free writing prospectus.

     The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

     -    any net prepayment interest shortfalls for the Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of senior and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.

     If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACT

     The Class A-2 Certificates will have the benefit of an interest rate corridor contract (the "Corridor Contract"). The Corridor Contract will be evidenced by a confirmation between Barclays Bank PLC ("Barclays Bank" or the "Corridor Contract Counterparty") and The Bank of New York, as trustee of the supplemental interest trust (in such capacity, the "supplemental interest trustee").

     The Corridor Contract will be an asset of a separate trust (the "supplemental interest trust") created under the pooling and servicing agreement for the benefit of the Class A-2 Certificates.

     Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if such an ISDA Master Agreement had been executed by the supplemental interest trustee and the Corridor Contract Counterparty on the date that the Corridor Contract was executed. The Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     With respect to the Corridor Contract and any Distribution Date beginning with the Distribution Date in February 2007 to and including the Distribution Date in July 2012 (the "Corridor Contract Termination Date"), the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) 9.98% over (y) 5.48%,
(ii) the Corridor Contract Notional Balance for such Distribution Date and (iii)
(x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

     On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the supplemental interest trustee will be used to pay the Yield Supplement Amount, as described below under "-- The Corridor Contract Reserve Fund." Amounts received on the Corridor Contract will not be available to make distributions on any class of certificates other than the Class A-2 Certificates.

     The Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 60% of the Prepayment Assumption

     The "Corridor Contract Notional Balance" is as described in the following table:

                                    CORRIDOR CONTRACT
  MONTH OF DISTRIBUTION DATE      NOTIONAL BALANCE ($)
  --------------------------      --------------------
February 2007..................       59,279,000.00
March 2007.....................       59,279,000.00
April 2007.....................       59,279,000.00
May 2007.......................       59,279,000.00
June 2007......................       59,279,000.00
July 2007......................       59,279,000.00
August 2007....................       59,279,000.00
September 2007.................       59,279,000.00
October 2007...................       59,279,000.00
November 2007..................       59,279,000.00
December 2007..................       59,279,000.00
January 2008...................       59,279,000.00
February 2008..................       59,279,000.00
March 2008.....................       59,279,000.00
April 2008.....................       59,279,000.00
May 2008.......................       59,279,000.00
June 2008......................       59,279,000.00
July 2008......................       59,279,000.00
August 2008....................       59,279,000.00
September 2008.................       59,279,000.00
October 2008...................       59,279,000.00
November 2008..................       59,279,000.00

                                    CORRIDOR CONTRACT
  MONTH OF DISTRIBUTION DATE      NOTIONAL BALANCE ($)
  --------------------------      --------------------
December 2008..................       59,279,000.00
January 2009...................       59,279,000.00
February 2009..................       25,527,084.12
March 2009.....................       24,416,779.20
April 2009.....................       23,360,166.94
May 2009.......................       22,356,533.62
June 2009......................       21,405,156.25
July 2009......................       20,505,302.77
August 2009....................       19,656,232.33
September 2009.................       18,826,189.74
October 2009...................       18,014,887.71
November 2009..................       17,222,042.82
December 2009..................       16,447,375.56
January 2010...................       15,690,610.22
February 2010..................       14,951,474.88
March 2010.....................       14,229,701.33
April 2010.....................       13,525,025.03
May 2010.......................       12,837,185.08
June 2010......................       12,165,924.13
July 2010......................       11,510,988.40
August 2010....................       10,872,127.54
September 2010.................       10,249,094.68

                                    CORRIDOR CONTRACT
  MONTH OF DISTRIBUTION DATE      NOTIONAL BALANCE ($)
  --------------------------      --------------------
October 2010...................        9,641,646.31
November 2010..................        9,049,542.30
December 2010..................        8,472,545.80
January 2011...................        7,910,423.21
February 2011..................        7,362,944.16
March 2011.....................        6,829,881.46
April 2011.....................        6,311,011.02
May 2011.......................        5,806,111.88
June 2011......................        5,314,966.11
July 2011......................        4,837,358.76
August 2011....................        4,373,077.90
September 2011.................        3,921,914.50

                                    CORRIDOR CONTRACT
  MONTH OF DISTRIBUTION DATE      NOTIONAL BALANCE ($)
  --------------------------      --------------------
October 2011...................        3,483,662.42
November 2011..................        3,058,118.38
December 2011..................        2,645,081.91
January 2012...................        2,244,355.32
February 2012..................        1,855,743.65
March 2012.....................        1,502,707.57
April 2012.....................        1,161,251.52
May 2012.......................          831,189.11
June 2012......................          512,336.51
July 2012......................          204,512.51
August 2012 and thereafter.....                0.00

     The Corridor Contract is scheduled to remain in effect up to the Corridor Contract Termination Date. The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract or the Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval will not be unreasonably withheld).

     If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid to the trustee on behalf of the supplemental interest trust and will be deposited into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the Class A-2 Certificates. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement Corridor Contract in the event of a termination of the Corridor Contract or in any other circumstance.

     The significance percentage for the Corridor Contract is less than 10%. The "significance percentage" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The "significance estimate" of a Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     The Corridor Contract Counterparty is a public limited company registered in England and Wales under number 1026167. The liability of the members of the Corridor Contract Counterparty is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. The Corridor Contract Counterparty was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays

Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

     The Corridor Contract Counterparty and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of the Corridor Contract Counterparty is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group.

     The short term unsecured obligations of the Corridor Contract Counterparty are rated A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch Ratings Inc. and the long-term obligations of the Corridor Contract Counterparty are rated AA by Standard & Poor's, Aa1 by Moody's and AA+ by Fitch Ratings Inc.

     The Corridor Contract Counterparty is an affiliate of Barclays Capital Inc., one of the underwriters.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contract.

     The Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust by the supplemental interest trustee, on behalf of the holders of the Class A-2 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee, will deposit into the Corridor Contract Reserve Fund any amounts received in respect of the Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of the Corridor Contract will be distributed to the Class A-2 Certificates to the extent necessary to pay the current Yield Supplement Amount and any Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Corridor Contract Reserve Fund and be used on future Distribution Dates to pay any Yield Supplement Amount. On the Distribution Date immediately following the date on which the Class Certificate Balance of the Class A-2 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Barclays Capital Inc.

     For any Distribution Date, the "Yield Supplement Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class A-2 Certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of LIBOR and 9.98% over (ii) 5.48%.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under "-- Priority of Distributions Among Certificates" between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 6.00%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.00% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to

(6.00% minus the net mortgage rate) divided by 6.00%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of,

          (a) all monthly payments of principal due on each mortgage loan on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period, and

     (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order:

     (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

     (2) concurrently:

          (a) 35.5647992420%, to the Class A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

          (b) 64.4352007580%, in the following order:

               (i) to the Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, concurrently:

                    (A) 98.4999509788% sequentially, to the Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                    (B) 1.5000490212% to the Class A-9 Certificates, until its Class Certificate Balance is reduced to zero;

               (ii) concurrently, to the Class A-2 and Class A-10 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

               (iii) to the Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates, without regard to their Aggregate Planned Balance for that Distribution Date, concurrently:

                    (A) 98.4999509788% sequentially, to the Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                    (B) 1.5000490212% to the Class A-9 Certificates, until its Class Certificate Balance is reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     The capitalized terms used herein shall have the following meanings:

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

     - the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date.

     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     - liquidation proceeds received through the end of the prior calendar month and allocable to principal;

     - prepayments of principal received through the last day of the related Prepayment Period; and

     - any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

     The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date.

     The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

     The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the Senior Percentage for the Distribution Date;

provided, however, that if on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, then the Senior Prepayment Percentage for the Distribution Date will equal 100%.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

     - the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

     -    cumulative Realized Losses on the mortgage loans do not exceed:

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                                Original
                             Beneficial     Initial Credit     Applicable
                             Interest in      Enhancement    Credit Support
                           Issuing Entity        Level         Percentage
                           --------------   --------------   --------------
Senior Certificates ....       94.65%            5.35%             N/A
Class M ................        2.50%            2.85%            5.35%
Class B-1 ..............        0.95%            1.90%            2.85%
Class B-2 ..............        0.70%            1.20%            1.90%
Class B-3 ..............        0.50%            0.70%            1.20%
Class B-4 ..............        0.35%            0.35%            0.70%
Class B-5 ..............        0.35%            0.00%            0.35%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for any Distribution Date will equal:

     -    the sum of

          - the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:

     - Available Funds remaining after distribution of interest on the senior certificates, and

     - a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     -    the sum of the applicable PO Percentage of

          - all monthly payments of principal due on each mortgage loan on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the substitution adjustment amount in connection with any deleted mortgage loan received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

          - all partial and full principal prepayments by borrowers received during the related prepayment period, and

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:

     - first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective Class Certificate Balances, except that the applicable Non-PO Percentage of any Realized Losses that would otherwise be allocated (i) to the Class A-2 Certificates will instead be allocated to the Class A-10 Certificates, until its Class Certificate Balance is reduced to zero and (ii) to the Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates will instead be allocated, pro rata, to the Class A-9 Certificates, until its Class Certificate Balance is reduced to zero.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                           PRINCIPAL BALANCE SCHEDULE

     The Principal Balance Schedule has been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant rate set forth below:

    PRINCIPAL BALANCE                                          PREPAYMENT ASSUMPTION
         SCHEDULE            RELATED CLASSES OF CERTIFICATES       RANGE OF RATES
-------------------------   --------------------------------   ---------------------
Aggregate Planned Balance   Class A-4, Class A-5, Class A-6,      100% to 250% PSA
                             Class A-7, Class A-8 and Class
                                    A-9 Certificates

     The Standard Prepayment Assumption (the "PSA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% PSA assumes prepayment rates of 0.5% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.5% per annum in each month thereafter (for example, 1.0% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 250% PSA assumes a constant prepayment rate of 15.0% per annum.

     There is no assurance that the aggregate Class Certificate Balance of the Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates (the "Aggregate Planned Balance Certificates") will conform on any Distribution Date to the Aggregate Planned Balance specified for such Distribution Date in the Principal Balance Schedule herein, or that distribution of principal on such classes of certificates will end on the Distribution Date specified therein. Because any excess of the amounts available for distribution of principal of these classes of certificates over the amount necessary to reduce their Class Certificate Balances to the amount set forth in the Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balances of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain at the rate specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the Principal Balance Schedule, even if prepayments occur at the rate specified above.

                          AGGREGATE
                           PLANNED
DISTRIBUTION DATE        BALANCE ($)
--------------------   --------------
Initial.............   122,396,000.00
January 25, 2007....   122,270,232.35
February 25, 2007...   122,112,052.38
March 25, 2007......   121,921,540.04
April 25, 2007......   121,698,727.27
May 25, 2007........   121,443,662.41
June 25, 2007.......   121,156,410.26
July 25, 2007.......   120,837,052.05
August 25, 2007.....   120,485,685.44
September 25, 2007..   120,102,424.49
October 25, 2007....   119,687,399.65
November 25, 2007...   119,240,757.66
December 25, 2007...   118,762,661.50
January 25, 2008....   118,253,290.33
February 25, 2008...   117,712,839.36
March 25, 2008......   117,141,519.77
April 25, 2008......   116,539,558.57
May 25, 2008........   115,907,198.47
June 25, 2008.......   115,244,697.73
July 25, 2008.......   114,552,329.97
August 25, 2008.....   113,830,384.06
September 25, 2008..   113,079,163.85
October 25, 2008....   112,298,988.00
November 25, 2008...   111,490,189.80
December 25, 2008...   110,653,116.87
January 25, 2009....   109,788,130.98
February 25, 2009...   108,895,607.74
March 25, 2009......   107,975,936.40
April 25, 2009......   107,029,519.51
May 25, 2009........   106,056,798.01
June 25, 2009.......   105,078,355.92
July 25, 2009.......   104,104,976.57
August 25, 2009.....   103,136,634.19
September 25, 2009..   102,173,303.16
October 25, 2009....   101,214,957.97
November 25, 2009...   100,261,573.25
December 25, 2009...    99,313,123.76
January 25, 2010....    98,369,584.40
February 25, 2010...    97,430,930.20
March 25, 2010......    96,497,136.31
April 25, 2010......    95,568,178.01
May 25, 2010........    94,644,030.72
June 25, 2010.......    93,724,669.99
July 25, 2010.......    92,810,071.47
August 25, 2010.....    91,900,210.97
September 25, 2010..    90,995,064.41
October 25, 2010....    90,094,607.83
November 25, 2010...    89,198,817.41
December 25, 2010...    88,307,669.44
January 25, 2011....    87,421,140.35
February 25, 2011...    86,539,206.67
March 25, 2011......    85,661,845.07
April 25, 2011......    84,789,032.34
May 25, 2011........    83,920,745.38
June 25, 2011.......    83,056,961.23
July 25, 2011.......    82,197,657.04
August 25, 2011.....    81,342,810.06
September 25, 2011..    80,492,397.69
October 25, 2011....    79,646,397.42
November 25, 2011...    78,804,786.89
December 25, 2011...    77,967,543.83
January 25, 2012....    77,150,139.91
February 25, 2012...    76,337,017.54
March 25, 2012......    75,528,154.72

                          AGGREGATE
                           PLANNED
DISTRIBUTION DATE        BALANCE ($)
--------------------   --------------
April 25, 2012......    74,723,529.59
May 25, 2012........    73,923,120.40
June 25, 2012.......    73,126,905.51
July 25, 2012.......    72,334,863.38
August 25, 2012.....    71,546,972.60
September 25, 2012..    70,763,211.86
October 25, 2012....    69,983,559.96
November 25, 2012...    69,207,995.81
December 25, 2012...    68,436,498.44
January 25, 2013....    67,674,080.63
February 25, 2013...    66,915,663.62
March 25, 2013......    66,161,226.79
April 25, 2013......    65,410,749.61
May 25, 2013........    64,664,211.69
June 25, 2013.......    63,921,592.71
July 25, 2013.......    63,182,872.48
August 25, 2013.....    62,448,030.91
September 25, 2013..    61,717,048.00
October 25, 2013....    60,989,903.88
November 25, 2013...    60,266,578.74
December 25, 2013...    59,547,052.92
January 25, 2014....    58,841,053.19
February 25, 2014...    58,138,750.63
March 25, 2014......    57,440,126.07
April 25, 2014......    56,745,160.42
May 25, 2014........    56,053,834.68
June 25, 2014.......    55,366,129.97
July 25, 2014.......    54,682,027.50
August 25, 2014.....    54,001,508.58
September 25, 2014..    53,324,554.60
October 25, 2014....    52,651,147.06
November 25, 2014...    51,981,267.57
December 25, 2014...    51,314,897.80
January 25, 2015....    50,661,333.70
February 25, 2015...    50,011,162.63
March 25, 2015......    49,364,366.96
April 25, 2015......    48,720,929.16
May 25, 2015........    48,080,831.78
June 25, 2015.......    47,444,057.46
July 25, 2015.......    46,810,588.96
August 25, 2015.....    46,180,409.09
September 25, 2015..    45,553,500.76
October 25, 2015....    44,929,846.99
November 25, 2015...    44,309,430.86
December 25, 2015...    43,692,235.56
January 25, 2016....    43,087,030.33
February 25, 2016...    42,484,917.72
March 25, 2016......    41,885,881.80
April 25, 2016......    41,290,150.45
May 25, 2016........    40,702,694.27
June 25, 2016.......    40,123,399.81
July 25, 2016.......    39,552,155.17
August 25, 2016.....    38,988,850.00
September 25, 2016..    38,433,375.42
October 25, 2016....    37,885,624.04
November 25, 2016...    37,345,489.94
December 25, 2016...    36,812,868.63
January 25, 2017....    36,284,863.12
February 25, 2017...    35,764,225.82
March 25, 2017......    35,250,855.45
April 25, 2017......    34,744,652.12
May 25, 2017........    34,245,517.31
June 25, 2017.......    33,753,353.82
July 25, 2017.......    33,268,065.81

                          AGGREGATE
                           PLANNED
DISTRIBUTION DATE        BALANCE ($)
--------------------   --------------
August 25, 2017.....    32,789,558.71
September 25, 2017..    32,317,739.26
October 25, 2017....    31,852,515.47
November 25, 2017...    31,393,796.60
December 25, 2017...    30,941,493.14
January 25, 2018....    30,495,516.81
February 25, 2018...    30,055,780.52
March 25, 2018......    29,622,198.40
April 25, 2018......    29,194,685.72
May 25, 2018........    28,773,158.91
June 25, 2018.......    28,357,535.54
July 25, 2018.......    27,947,734.33
August 25, 2018.....    27,543,675.06
September 25, 2018..    27,145,278.65
October 25, 2018....    26,752,467.07
November 25, 2018...    26,365,163.38
December 25, 2018...    25,983,291.66
January 25, 2019....    25,606,777.04
February 25, 2019...    25,235,545.68
March 25, 2019......    24,869,524.75
April 25, 2019......    24,508,642.38
May 25, 2019........    24,152,827.73
June 25, 2019.......    23,802,010.88
July 25, 2019.......    23,456,122.90
August 25, 2019.....    23,115,095.79
September 25, 2019..    22,778,862.47
October 25, 2019....    22,447,356.79
November 25, 2019...    22,120,513.49
December 25, 2019...    21,798,268.21
January 25, 2020....    21,480,557.47
February 25, 2020...    21,167,318.64
March 25, 2020......    20,858,489.97
April 25, 2020......    20,554,010.55
May 25, 2020........    20,253,820.28
June 25, 2020.......    19,957,859.91
July 25, 2020.......    19,666,070.97
August 25, 2020.....    19,378,395.82
September 25, 2020..    19,094,777.59
October 25, 2020....    18,815,160.19
November 25, 2020...    18,539,488.29
December 25, 2020...    18,267,707.34
January 25, 2021....    17,999,763.50
February 25, 2021...    17,735,603.70
March 25, 2021......    17,475,175.58
April 25, 2021......    17,218,427.49
May 25, 2021........    16,965,308.51
June 25, 2021.......    16,715,768.39
July 25, 2021.......    16,469,757.57
August 25, 2021.....    16,227,227.19
September 25, 2021..    15,988,129.05
October 25, 2021....    15,752,415.59
November 25, 2021...    15,520,020.65
December 25, 2021...    15,290,917.67
January 25, 2022....    15,065,061.03
February 25, 2022...    14,842,405.71
March 25, 2022......    14,622,907.33
April 25, 2022......    14,406,522.13
May 25, 2022........    14,193,206.91
June 25, 2022.......    13,982,919.09
July 25, 2022.......    13,775,616.68
August 25, 2022.....    13,571,258.23
September 25, 2022..    13,369,802.89
October 25, 2022....    13,171,210.37
November 25, 2022...    12,975,440.90
December 25, 2022...    12,782,455.30
January 25, 2023....    12,592,214.88

                          AGGREGATE
                           PLANNED
DISTRIBUTION DATE        BALANCE ($)
--------------------   --------------
February 25, 2023...    12,404,681.52
March 25, 2023......    12,219,817.60
April 25, 2023......    12,037,586.03
May 25, 2023........    11,857,950.21
June 25, 2023.......    11,680,874.06
July 25, 2023.......    11,506,321.98
August 25, 2023.....    11,334,258.88
September 25, 2023..    11,164,650.12
October 25, 2023....    10,997,461.56
November 25, 2023...    10,832,659.53
December 25, 2023...    10,670,210.79
January 25, 2024....    10,510,082.61
February 25, 2024...    10,352,242.65
March 25, 2024......    10,196,659.06
April 25, 2024......    10,043,300.40
May 25, 2024........     9,892,135.67
June 25, 2024.......     9,743,134.31
July 25, 2024.......     9,596,266.15
August 25, 2024.....     9,451,501.46
September 25, 2024..     9,308,810.91
October 25, 2024....     9,168,165.57
November 25, 2024...     9,029,536.90
December 25, 2024...     8,892,896.78
January 25, 2025....     8,758,217.45
February 25, 2025...     8,625,471.54
March 25, 2025......     8,494,632.05
April 25, 2025......     8,365,672.36
May 25, 2025........     8,238,566.22
June 25, 2025.......     8,113,287.73
July 25, 2025.......     7,989,811.36
August 25, 2025.....     7,868,111.90
September 25, 2025..     7,748,164.52
October 25, 2025....     7,629,944.72
November 25, 2025...     7,513,428.35
December 25, 2025...     7,398,591.55
January 25, 2026....     7,285,410.85
February 25, 2026...     7,173,863.05
March 25, 2026......     7,063,925.29
April 25, 2026......     6,955,575.04
May 25, 2026........     6,848,790.05
June 25, 2026.......     6,743,548.40
July 25, 2026.......     6,639,828.46
August 25, 2026.....     6,537,608.91
September 25, 2026..     6,436,868.71
October 25, 2026....     6,337,587.11
November 25, 2026...     6,239,743.65
December 25, 2026...     6,143,318.17
January 25, 2027....     6,048,290.76
February 25, 2027...     5,954,641.79
March 25, 2027......     5,862,351.91
April 25, 2027......     5,771,402.05
May 25, 2027........     5,681,773.36
June 25, 2027.......     5,593,447.29
July 25, 2027.......     5,506,405.54
August 25, 2027.....     5,420,630.04
September 25, 2027..     5,336,102.99
October 25, 2027....     5,252,806.84
November 25, 2027...     5,170,724.25
December 25, 2027...     5,089,838.16
January 25, 2028....     5,010,131.72
February 25, 2028...     4,931,588.33
March 25, 2028......     4,854,191.59
April 25, 2028......     4,777,925.36
May 25, 2028........     4,702,773.71
June 25, 2028.......     4,628,720.92
July 25, 2028.......     4,555,751.51

                          AGGREGATE
                           PLANNED
DISTRIBUTION DATE        BALANCE ($)
--------------------   --------------
August 25, 2028.....     4,483,850.18
September 25, 2028..     4,413,001.88
October 25, 2028....     4,343,191.75
November 25, 2028...     4,274,405.12
December 25, 2028...     4,206,627.55
January 25, 2029....     4,139,844.79
February 25, 2029...     4,074,042.77
March 25, 2029......     4,009,207.65
April 25, 2029......     3,945,325.75
May 25, 2029........     3,882,383.60
June 25, 2029.......     3,820,367.90
July 25, 2029.......     3,759,265.54
August 25, 2029.....     3,699,063.60
September 25, 2029..     3,639,749.33
October 25, 2029....     3,581,310.15
November 25, 2029...     3,523,733.68
December 25, 2029...     3,467,007.69
January 25, 2030....     3,411,120.11
February 25, 2030...     3,356,059.07
March 25, 2030......     3,301,812.84
April 25, 2030......     3,248,369.86
May 25, 2030........     3,195,718.73
June 25, 2030.......     3,143,848.20
July 25, 2030.......     3,092,747.20
August 25, 2030.....     3,042,404.78
September 25, 2030..     2,992,810.16
October 25, 2030....     2,943,952.73
November 25, 2030...     2,895,821.98
December 25, 2030...     2,848,407.59
January 25, 2031....     2,801,699.36
February 25, 2031...     2,755,687.24
March 25, 2031......     2,710,361.32
April 25, 2031......     2,665,711.82
May 25, 2031........     2,621,729.09
June 25, 2031.......     2,578,403.65
July 25, 2031.......     2,535,726.11
August 25, 2031.....     2,493,687.23
September 25, 2031..     2,452,277.90
October 25, 2031....     2,411,489.13
November 25, 2031...     2,371,312.05
December 25, 2031...     2,331,737.94
January 25, 2032....     2,292,758.17
February 25, 2032...     2,254,364.25
March 25, 2032......     2,216,547.80
April 25, 2032......     2,179,300.55
May 25, 2032........     2,142,614.37
June 25, 2032.......     2,106,481.21
July 25, 2032.......     2,070,893.16
August 25, 2032.....     2,035,842.40
September 25, 2032..     2,001,321.23
October 25, 2032....     1,967,322.07
November 25, 2032...     1,933,837.42
December 25, 2032...     1,900,859.89
January 25, 2033....     1,868,382.21
February 25, 2033...     1,836,397.20
March 25, 2033......     1,804,897.78
April 25, 2033......     1,773,876.96
May 25, 2033........     1,743,327.88
June 25, 2033.......     1,713,243.73
July 25, 2033.......     1,683,617.84
August 25, 2033.....     1,654,443.59
September 25, 2033..     1,625,714.50
October 25, 2033....     1,597,424.13
November 25, 2033...     1,569,566.17
December 25, 2033...     1,542,134.38
January 25, 2034....     1,515,122.62

                          AGGREGATE
                           PLANNED
DISTRIBUTION DATE        BALANCE ($)
--------------------   --------------
February 25, 2034...     1,488,524.81
March 25, 2034......     1,462,334.98
April 25, 2034......     1,436,547.24
May 25, 2034........     1,411,155.78
June 25, 2034.......     1,386,154.86
July 25, 2034.......     1,361,538.83
August 25, 2034.....     1,337,302.13
September 25, 2034..     1,313,439.26
October 25, 2034....     1,289,944.80
November 25, 2034...     1,266,813.42
December 25, 2034...     1,244,039.86
January 25, 2035....     1,221,618.91
February 25, 2035...     1,199,545.47
March 25, 2035......     1,177,814.48
April 25, 2035......     1,156,420.98
May 25, 2035........     1,135,360.06
June 25, 2035.......     1,114,626.87
July 25, 2035.......     1,094,216.66
August 25, 2035.....     1,074,124.72
September 25, 2035..     1,054,346.41
October 25, 2035....     1,034,877.17
November 25, 2035...     1,015,712.50
December 25, 2035...       996,847.94
January 25, 2036....       978,279.12
February 25, 2036...       960,001.72
March 25, 2036......       942,011.48
April 25, 2036......       924,304.22
May 25, 2036........       906,875.78
June 25, 2036.......       889,722.09
July 25, 2036.......       872,839.13
August 25, 2036.....       856,222.94
September 25, 2036..       839,869.60
October 25, 2036....       823,775.25
November 25, 2036...       807,936.11
December 25, 2036...       792,348.42
January 25, 2037....       777,008.49
February 25, 2037...       761,912.68
March 25, 2037......       747,057.40
April 25, 2037......       732,439.11
May 25, 2037........       718,054.32
June 25, 2037.......       703,899.60
July 25, 2037.......       689,971.55
August 25, 2037.....       676,266.83
September 25, 2037..       662,782.15
October 25, 2037....       649,514.25
November 25, 2037...       636,459.94
December 25, 2037...       623,616.06
January 25, 2038....       610,979.49
February 25, 2038...       598,547.16
March 25, 2038......       586,316.06
April 25, 2038......       574,283.20
May 25, 2038........       562,445.64
June 25, 2038.......       550,800.49
July 25, 2038.......       539,344.88
August 25, 2038.....       528,076.00
September 25, 2038..       516,991.07
October 25, 2038....       506,087.37
November 25, 2038...       495,362.18
December 25, 2038...       484,812.86
January 25, 2039....       474,436.78
February 25, 2039...       464,231.36
March 25, 2039......       454,194.05
April 25, 2039......       444,322.33
May 25, 2039........       434,613.74
June 25, 2039.......       425,065.84
July 25, 2039.......       415,676.22

                          AGGREGATE
                           PLANNED
DISTRIBUTION DATE        BALANCE ($)
--------------------   --------------
August 25, 2039.....       406,442.50
September 25, 2039..       397,362.36
October 25, 2039....       388,433.49
November 25, 2039...       379,653.61
December 25, 2039...       371,020.50
January 25, 2040....       362,531.94
February 25, 2040...       354,185.76
March 25, 2040......       345,979.82
April 25, 2040......       337,912.01
May 25, 2040........       329,980.23
June 25, 2040.......       322,182.45
July 25, 2040.......       314,516.63
August 25, 2040.....       306,980.79
September 25, 2040..       299,572.95
October 25, 2040....       292,291.18
November 25, 2040...       285,133.57
December 25, 2040...       278,098.24
January 25, 2041....       271,183.33
February 25, 2041...       264,387.01
March 25, 2041......       257,707.49
April 25, 2041......       251,142.99
May 25, 2041........       244,691.74
June 25, 2041.......       238,352.04
July 25, 2041.......       232,122.18
August 25, 2041.....       226,000.48
September 25, 2041..       219,985.29
October 25, 2041....       214,074.98
November 25, 2041...       208,267.96
December 25, 2041...       202,562.62
January 25, 2042....       196,957.43
February 25, 2042...       191,450.84
March 25, 2042......       186,041.33
April 25, 2042......       180,727.42
May 25, 2042........       175,507.64
June 25, 2042.......       170,380.53
July 25, 2042.......       165,344.67
August 25, 2042.....       160,398.65
September 25, 2042..       155,541.08
October 25, 2042....       150,770.59
November 25, 2042...       146,085.85
December 25, 2042...       141,485.51
January 25, 2043....       136,968.28
February 25, 2043...       132,532.86
March 25, 2043......       128,177.98
April 25, 2043......       123,902.39
May 25, 2043........       119,704.86
June 25, 2043.......       115,584.17
July 25, 2043.......       111,539.12
August 25, 2043.....       107,568.52
September 25, 2043..       103,671.23
October 25, 2043....        99,846.08
November 25, 2043...        96,091.95
December 25, 2043...        92,407.73
January 25, 2044....        88,792.32
February 25, 2044...        85,244.64
March 25, 2044......        81,763.62
April 25, 2044......        78,348.21
May 25, 2044........        74,997.37
June 25, 2044.......        71,710.10
July 25, 2044.......        68,485.38
August 25, 2044.....        65,322.23
September 25, 2044..        62,219.66
October 25, 2044....        59,176.72
November 25, 2044...        56,192.47
December 25, 2044...        53,265.96
January 25, 2045....        50,396.28

                          AGGREGATE
                           PLANNED
DISTRIBUTION DATE        BALANCE ($)
--------------------   --------------
February 25, 2045...        47,582.53
March 25, 2045......        44,823.80
April 25, 2045......        42,119.23
May 25, 2045........        39,467.95
June 25, 2045.......        36,869.10
July 25, 2045.......        34,321.84
August 25, 2045.....        31,825.34
September 25, 2045..        29,378.79
October 25, 2045....        26,981.39
November 25, 2045...        24,632.33
December 25, 2045...        22,330.84
January 25, 2046....        20,076.16
February 25, 2046...        17,867.52
March 25, 2046......        15,704.17
April 25, 2046......        13,585.39
May 25, 2046........        11,510.44
June 25, 2046.......         9,478.62
July 25, 2046.......         7,489.22
August 25, 2046.....         5,541.54
September 25, 2046..         3,634.91
October 25, 2046....         1,768.66
November 25, 2046
   and thereafter...             0.00